Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G/A is being filed on behalf of each of the undersigned.

Dated: February 14, 2013	VENROCK ASSOCIATES By: A General Partner

	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ASSOCIATES II, L.P. By: A General Partner

By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ENTREPRENEURS FUND, L.P. By its General Partner Venrock Management, LLC

By:	/s/ David L. Stepp
Authorized Signatory

VR MANAGEMENT, LLC

By:	/s/ David L. Stepp
Authorized Signatory

VENROCK MANAGEMENT, LLC

By:	/s/ David L. Stepp
Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P. By its General Partner VHCP Management, LLC

By:	/s/ David L. Stepp
Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS, LLC By its Manager VHCP Management, LLC

By:	/s/ David L. Stepp
Authorized Signatory